Calculation of Filing Fee Tables
S-4
IB Acquisition Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock	Other	5,038,754	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	2	Equity	Class A Common Stock	Other	605,525	$ 10.79	$ 6,533,614.75	0.0001381	$ 902.29
Fees to be Paid	3	Equity	Class A Common Stock	Other	1,000,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Class A Common Stock	Other	57,500,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	5	Equity	ExchangeCo Exchangeable Shares	Other	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 6,533,614.75		$ 902.29
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 902.29
Offering Note
[1]	All securities being registered will be issued by IB Acquisition Corp., a Nevada corporation converting to a Delaware corporation ("IBAC"), in connection with the business combination (the "Business Combination") described in the enclosed proxy statement/prospectus. Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(g) under the Securities Act of 1933, as amended (the "Securities Act"), and calculated based on the average of the high and low prices of shares of IBAC Common Stock as reported on the Nasdaq Capital Market on July 21, 2026, which date is within five business days prior to the date of filing of this Registration Statement. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. GNQ is a private company, no market exists for its securities, and GNQ has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of the Combined Entity Class A Common Stock issuable to the holders of GNQ common shares is one-third of the aggregate par value of the GNQ common shares expected to be exchanged pursuant to the Business Combination Agreement. Since GNQ common shares have no par value, the registration fee under Rule 457(f)(2) is nil. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares of IBAC Class A Common Stock and ExchangeCo Exchangeable Shares as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

[2]	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(g) under the Securities Act of 1933, as amended (the "Securities Act"), and calculated based on the average of the high and low prices of shares of IBAC Common Stock as reported on the Nasdaq Capital Market on July 13, 2026, which date is within five business days prior to the date of filing of this Registration Statement. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares of IBAC Class A Common Stock and ExchangeCo Exchangeable Shares as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

[3]	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(g) under the Securities Act of 1933, as amended (the "Securities Act"), and calculated based on the average of the high and low prices of shares of IBAC Common Stock as reported on the Nasdaq Capital Market on July 13, 2026, which date is within five business days prior to the date of filing of this Registration Statement. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. GNQ is a private company, no market exists for its securities, and GNQ has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of the Combined Entity Class A Common Stock issuable to the holders of GNQ common shares is one-third of the aggregate par value of the GNQ common shares expected to be exchanged pursuant to the Business Combination Agreement. Since GNQ common shares have no par value, the registration fee under Rule 457(f)(2) is nil. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares of IBAC Class A Common Stock and ExchangeCo Exchangeable Shares as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

[4]	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(g) under the Securities Act of 1933, as amended (the "Securities Act"), and calculated based on the average of the high and low prices of shares of IBAC Common Stock as reported on the Nasdaq Capital Market on July 13, 2026, which date is within five business days prior to the date of filing of this Registration Statement. Consists of shares of IBAC Class A Common Stock and ExchangeCo Exchangeable Shares issuable to security holders of GNQ in connection with the Business Combination. Pursuant to the Business Combination Agreement, GNQ Shareholders will receive a number of shares of IBAC Class A Common Stock (or, in the case of Electing Shareholders, ExchangeCo Exchangeable Shares) equal to the GNQ Exchange Ratio for each GNQ Common Share held. Includes (i) up to 50,000,000 shares of IBAC Class A Common Stock (or ExchangeCo Exchangeable Shares) as base Arrangement Consideration and (ii) up to 7,500,000 additional shares of IBAC Class A Common Stock (or ExchangeCo Exchangeable Shares) as Revenue Earnout Shares upon achievement of the 2026 TCV revenue milestone during the twenty-four (24) month period following the Closing. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. GNQ is a private company, no market exists for its securities, and GNQ has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of the Combined Entity Class A Common Stock issuable to the holders of GNQ common shares is one-third of the aggregate par value of the GNQ common shares expected to be exchanged pursuant to the Business Combination Agreement. Since GNQ common shares have no par value, the registration fee under Rule 457(f)(2) is nil. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares of IBAC Class A Common Stock and ExchangeCo Exchangeable Shares as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

[5]	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(g) under the Securities Act of 1933, as amended (the "Securities Act"), and calculated based on the average of the high and low prices of shares of IBAC Common Stock as reported on the Nasdaq Capital Market on July 13, 2026, which date is within five business days prior to the date of filing of this Registration Statement. Consists of shares of IBAC Class A Common Stock and ExchangeCo Exchangeable Shares issuable to security holders of GNQ in connection with the Business Combination. Pursuant to the Business Combination Agreement, GNQ Shareholders will receive a number of shares of IBAC Class A Common Stock (or, in the case of Electing Shareholders, ExchangeCo Exchangeable Shares) equal to the GNQ Exchange Ratio for each GNQ Common Share held. Includes (i) up to 50,000,000 shares of IBAC Class A Common Stock (or ExchangeCo Exchangeable Shares) as base Arrangement Consideration and (ii) up to 7,500,000 additional shares of IBAC Class A Common Stock (or ExchangeCo Exchangeable Shares) as Revenue Earnout Shares upon achievement of the 2026 TCV revenue milestone during the twenty-four (24) month period following the Closing. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. GNQ is a private company, no market exists for its securities, and GNQ has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of the Combined Entity Class A Common Stock issuable to the holders of GNQ common shares is one-third of the aggregate par value of the GNQ common shares expected to be exchanged pursuant to the Business Combination Agreement. Since GNQ common shares have no par value, the registration fee under Rule 457(f)(2) is nil.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date